Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in this Amendment No. 2 to the Registration Statement (Form S-4 No. 333-185121) and related Joint Proxy Statement/Prospectus of FirstMerit Corporation and Citizens Republic Bancorp, Inc. and to the inclusion herein of our report dated February 28, 2013, with respect to the consolidated financial statements of Citizens Republic Bancorp, Inc. included in the Joint Proxy Statement/Prospectus which is part of Amendment No. 2 to the Registration Statement.

/s/ Ernst & Young LLP

Detroit, Michigan

February 28, 2013